UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)   September 12, 2008

Gulfstream International Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33884	20-3973956
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

3201 Griffin Road, 4th Floor

Fort Lauderdale, Florida 33312

(Address of principal executive offices)

(954) 985-1500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement

On September 12, 2008, Gulfstream International Group, Inc. (“Gulfstream”) entered into an agreement to sell to Shelter Island Opportunity Fund, LLC (“Shelter Island”), $5.10 million in aggregate face amount of secured original issue discount debentures (the “senior debentures”) and a warrant to purchase 578,870 shares of Gulfstream’s common stock (the “senior warrant”).

The senior debentures will bear interest at an annual rate of the higher of: (i) the prime rate plus 4.0% or (ii) 11.0%, payable monthly, and will have a term of 36 months, subject to prepayment or acceleration under certain circumstances. The senior debentures will be secured by Gulfstream’s assets and guaranteed by its subsidiaries.

The senior warrant will be exercisable for 578,870 shares of Gulfstream’s common stock at any time following the closing and on or prior to the six-year anniversary of the closing, at a nominal exercise price. The senior warrant will be subject to an anti-dilution adjustment for certain future issuances or deemed issuances of common stock at an equity valuation of Gulfstream less than $5.0 million. If the anti-dilution adjustment is triggered, the shares of Gulfstream common stock issuable under the senior warrant would increase so as to maintain the percentage interest in Gulfstream represented by those shares. From the earlier of the repayment of the senior debentures and August 31, 2011 and until August 31, 2014, Shelter Island will have the right to require Gulfstream to repurchase the warrant shares at $5.18 per share.

As a result of the sale of the senior debentures, Gulfstream will be subject to certain covenants, including covenants that it have (i) consolidated minimum quarterly EBITDA starting in the quarter ending December 31, 2008, (ii) six month EBITDA averages starting in the six months ending June 30, 2011, (iii) minimum monthly accounts receivable balances of $3.5 million, and (iv) minimum monthly cash balances of $750,000.

On September 15, 2008, Gulfstream entered into an agreement to sell to Gulfstream Funding, LLC, $1.00 million in aggregate principal amount of junior subordinated debentures (the “junior debentures”) and a warrant to purchase 225,000 shares of Gulfstream’s common stock (the “junior warrant”).

The junior debentures will bear interest at an annual rate of 12.0% and will have a term of 38 months. Gulfstream will pay $50,000 of accrued interest 12 months after the closing. The remaining accrued and unpaid interest on the junior debentures will be payable 24 months and 36 months after the closing and at maturity. At the option of the holder, the junior debentures may be converted into Gulfstream common stock at a conversion price of $3.00 per share.

The junior warrant will be exercisable for 225,000 shares of Gulfstream common stock, at an exercise price of $3.20 per share. Upon conversion of the junior debentures, the number of shares issuable under the junior warrant will decrease by 58,333. The warrant will be subject to an anti-dilution adjustment for certain future issuances or deemed issuances of common stock at a price per share of less than $3.20.

Upon consummation of these transactions, Gulfstream expects to receive proceeds of approximately $5.17 million, net of fees and expenses, which it intends to use to repay its line of credit with Wachovia Bank, finance its expansion into the Cleveland, Ohio market and provide general working capital.

Gulfstream has satisfied all of the conditions to closing and expects to close the transactions in the next few days.

Gulfstream reasonably believes that the Investors are “accredited investors” as such term is defined in Rule 501(e) under Regulation D promulgated under the Securities Act of 1933, as amended. The debentures, the warrants and the shares of common stock issuable upon exercise of the warrants and conversion of the debentures are restricted securities that have not been registered under the Securities Act of 1933, or any state securities laws, and may not be offered or sold and are otherwise not transferable without compliance with applicable federal securities laws, including registration or an applicable exemption from registration requirements.

Item 2.03.   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated herein by reference. Gulfstream has satisfied all of the conditions to closing and expects to close the transactions in the next few days.

Item 3.02.   Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 is incorporated herein by reference.

For the transactions, Gulfstream is relying on the exemption from registration relating to offerings that do not involve any public offering pursuant to Section 4(2) under the Securities Act of 1933 and/or Rule 506 of Regulation D promulgated pursuant thereto. The offering of the securities was conducted without general solicitation or advertising. The debentures, the warrants and the certificates evidencing the shares of common stock issuable upon conversion of the debentures and exercise of the warrants will bear restrictive legends permitting the transfer thereof only in compliance with applicable securities laws. The investors have represented their intention to acquire the securities for investment purposes and not with a view to or for distribution in these transactions and that each was an “accredited investor” under Rule 501(e) under Regulation D under the Securities Act of 1933. Each investor had adequate access to information about Gulfstream through such person’s relationship with Gulfstream or through information provided to them.

Item 7.01.   Regulation FD Disclosure.

On September 15, 2008, Gulfstream issued a press release announcing that it had entered into an agreement to sell the senior debentures and senior warrant to Shelter Island and was in negotiations to sell the junior debentures and junior warrants to another investment group. A copy of this press release is furnished with this report as Exhibit 99.1 and incorporated by reference herein.

The information in this Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information or exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933 or Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.   Financial Statements and Exhibits.

(d)	Exhibits. See the Exhibit Index which is hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GULFSTREAM INTERNATIONAL GROUP, INC.

Date: September 18, 2008	By	/s/ Robert M. Brown
Robert M. Brown Chief Financial Officer

Exhibit Index

Exhibit	Description
99.1	Press Release, dated September 15, 2008.